UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 15, 2025

T-REX Acquisition Corp.
(Exact name of Registrant as specified in its charter)

Nevada	000-56528
(State or other jurisdiction)	(Commission File Number)

26-1754034

(IRS Employer Identification No.)

151 N. Nob Hill Road Suite 402 Plantation, FL 33324

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 960-7100

_________________________________________________

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Ace (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act of (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

T-Rex Acquisition Corp., a Nevada Corporation, is referred to as “we”, “us”, or “our”.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRICIPAL OFFICERS; ELECTION OF DIRECTOR; APPOINTMENT OF PRINCIPAL OFFICERS

On November 13, 2025, our Board of Directors (the “Board”) appointed Matthew Cohen as a member of the Board effective on November 15, 2025.

Biography

Since 2016, Matthew Cohen has been the Co-Founder and the Chief Executive Officer/Chief Financial Officer of Stem Holdings, Inc. (“Stem”).  Prior to  2016, he was Stem’s independent consultant.  Matthew Cohen has over 38 years of experience in public company leadership roles, including public company financing, capital structuring, and strategic advisory services to companies in the U.S., Europe, Asia, and Latin America. Matthew Cohen has served as  Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Director, Chairman of Audit Committee,  and Chief Recovery Officer, President, Vice President, and Secretary of various public companies. He has extensive experience in business combinations and valuations, mergers and acquisitions, reverse mergers, revenue recognition, equity-based compensation, initial public offerings, secondary offerings, debt offerings and REIT compliance. He is knowledgeable in the requirements of the Sarbanes-Oxley Act of 2002, including internal controls and Section 404, as well as the significant issues facing SEC registrants. He previously worked in the Investment Banking Division at Oppenheimer as an Analyst. Matthew Cohen has a B.B.A. degree in Accounting from New Paltz State University, New York earned in 1980 and in that same year, was the recipient of the school’s annual scholar athlete award and is a member of the AICPA.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-REX ACQUISITION CORP.

Date: November 19, 2025

By:	/s/ Frank Horkey
Name:	Frank Horkey
Title:	President

3